EXHIBIT 23.1



        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8
(File Nos. 2-66297, 2-82001, 2-97043, 33-23103, 33-14455,
33-38405, 33-53796, 33-52533) and on Form S-3 (File
No. 33-56441).


                           /s/ ARTHUR ANDERSEN LLP



San Antonio, Texas
February 28, 1995